Love
In All We Do
MJF
& Associates, APC
Certified Public Accountants & Management Consultants

June 29, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Medical Innovation Holdings, Inc.
(Commission file number: 000-27211)

We have read the statements of Medical Innovation Holdings, Inc. included under Item 4.01 of Form 8-K to be filed with the SEC on June 29, 2019 and agree with such statements as they pertain to our firm.

Sincerely,

MJF & Associates, APC

MJF & Associates, APC

515 S. Flower Street, Suite 1800, Los Angeles, CA 90071 Telephone: (213) 626-2701 Fax: (866) 510-6726